                                   Exhibit 11
                                  (Page 1 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)


                                                              Three months
                                                          ended September 30,
                                                          -------------------
                                                          1997          1996
                                                          ----          ----
COMPONENTS OF PRIMARY NET INCOME
 PER COMMON SHARE:

   Net income.................................          $ 12,173      $ 18,007
                                                        ========      ========

   Average common shares outstanding
     during the period........................            43,406        43,149

   Average treasury shares held
     during the period........................            (3,464)       (1,822)

   Common shares issuable with
     respect to common equivalents
     for stock options........................               833           926
                                                        --------          ----

   Average common and common
     equivalent shares outstanding............            40,775        42,253
                                                        ========        ======


   Primary earnings per share:

       Net income.............................            $ 0.30        $ 0.43
                                                          ======        ======

                                   Exhibit 11
                                  (Page 2 of 2)

                   COMPUTATION OF NET INCOME PER COMMON SHARE
                    (in thousands - except per share amounts)

                                                             Three months
                                                          ended September 30,
                                                          1997          1996
                                                          ----          ----

COMPONENTS OF FULLY DILUTED NET INCOME
 PER COMMON SHARE:

   Net income.................................          $ 12,173      $ 18,007
                                                        ========      ========
   Average common shares outstanding
     during the period........................            43,406        43,149

   Average treasury shares held
     during the period........................            (3,464)       (1,822)

   Common shares issuable with
     respect to common equivalents
     for stock options........................             1,040         1,020
                                                        --------        ------
   Average common and common
     equivalent shares outstanding                        40,982        42,347
                                                        ========        ======
   Fully diluted earnings per share:

       Net income.............................            $ 0.30        $ 0.43
                                                          ======        ======
